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                                                                   EXHIBIT 10.22





                             OFFICE LEASE AGREEMENT




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                                TABLE OF CONTENTS


                                                                                             Page
ARTICLE 1.            BASIC LEASE PROVISIONS...................................................1

ARTICLE 2.            DEFINITIONS..............................................................2

ARTICLE 3.            GRANT OF LEASE...........................................................4

ARTICLE 4.            RENT PAYMENT.............................................................4

ARTICLE 5.            SERVICE CHARGE...........................................................4

ARTICLE 6.            OPERATING COST ADJUSTMENT................................................5

ARTICLE 7.            ADDITIONAL OCCUPANCY TAXES...............................................6

ARTICLE 8.            ACCEPTANCE OF PREMISES...................................................6

ARTICLE 9.            TIME OF POSSESSION AND OCCUPANCY OF PREMISES.............................6

ARTICLE 10.           ALTERATIONS, ADDITIONS, IMPROVEMENTS BY TENANT...........................7

ARTICLE 11.           REPAIRS BY TENANT........................................................7

ARTICLE 12.           MECHANICS' LIENS.........................................................7

ARTICLE 13.           SURRENDER OF PREMISES....................................................7

ARTICLE 14.           COMPLIANCE WITH ORDINANCES, RULES AND REGULATIONS........................7

ARTICLE 15.           LANDLORD'S RIGHT OF ENTRY................................................8

ARTICLE 16.           NUISANCE.................................................................8

ARTICLE 17.           ASSIGNMENT OR SUBLEASE BY TENANT.........................................8

ARTICLE 18.           SUBORDINATION TO MORTGAGE................................................9

ARTICLE 19.           ESTOPPEL CERTIFICATE....................................................10

ARTICLE 20.           SIGNS AND GRAPHICS......................................................10

ARTICLE 21.           ACCEPTANCE OF GOODS.....................................................10

ARTICLE 22.           TENANT INSURANCE........................................................11

ARTICLE 23.           LANDLORD'S COVENANTS....................................................11


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

ARTICLE 24.           ASSIGNMENT BY LANDLORD; LANDLORD'S LIABILITY............................13

ARTICLE 25.           CONDEMNATION............................................................13

ARTICLE 26.           DAMAGE TO BUILDING......................................................13

ARTICLE 27.           HOLDING OVER............................................................14

ARTICLE 28.           ATTORNEYS' FEES AND COURT COSTS.........................................14

ARTICLE 29.           DEFAULT BY TENANT.......................................................14

ARTICLE 30.           INDEMNITY...............................................................15

ARTICLE 31.           WAIVER OF SUBROGATION...................................................16

ARTICLE 32.           SEVERABILITY............................................................16

ARTICLE 33.           WAIVER OF COVENANTS.....................................................16

ARTICLE 34.           [Intentionally Deleted.]................................................16

ARTICLE 35.           NOTICES.................................................................16

ARTICLE 36.           MISCELLANEOUS...........................................................17

Signatures....................................................................................18

Exhibit A
Exhibit B
Exhibit B-1
Exhibit C
Exhibit C-1
Exhibit C-2


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                                BROADWAY PLACE II
                             ________ GODWARD STREET
                            MID-CITY INDUSTRIAL PARK
                             MINNEAPOLIS, MINNESOTA


                             OFFICE LEASE AGREEMENT


         Landlord and Tenant, in consideration of the covenants herein contained, hereby agree as follows:

         ARTICLE 1. BASIC LEASE PROVISIONS. Each reference in this Lease to any of the Basic Lease Provisions contained in this Article 1 shall be deemed and construed to incorporate all of the terms provided under each such Basic Lease Provision.

DATE:                  February 17, 1987

LANDLORD:              THE CHUTE COMPANY

ADDRESS OF LANDLORD:   3433 Broadway Street N.E.
                       Suite 401
                       Minneapolis, Minnesota   55413

TENANT:                LAWSON ASSOCIATES, INC.

ADDRESS OF TENANT:     2021 East Hennepin Avenue
                       Minneapolis, Minnesota  55413

LEASED PREMISES: Rentable Area on the 4th and 5th floors of the Building and Basement Area, to be further identified by supplement to this Lease.

TERM: The period of ten (10) years beginning on the 1st day of July, 1988 and continuing thereafter to and including the 30th day of June, 1998, unless earlier terminated as provided in this Lease.

USE: The Leased Premises (excluding the Basement Area) shall be used and occupied by Tenant solely for the purpose of general office use. The Basement Area shall be used by Tenant solely for the purposes of shipping, receiving, copy services and storage necessary to the operation of Tenant's business in the remainder of the Leased Premises, and for the purpose of a computer room and its support staff.

ANNUAL BASE RENT:  See Section 3 of Exhibit C hereto.

USEABLE AREA OF THE LEASED PREMISES: Not less than 45,000 square feet of the Building, the size (determined pursuant to Section 2(g) hereof) and location of which shall be further identified by supplement to this Lease.

RENTABLE AREA OF THE LEASED PREMISES: (To be determined pursuant to section 2(h) hereof).

TENANT'S PROPORTIONATE SHARE: (To be determined, subject to section 2(1) hereof).

BASEMENT AREA: Not more than 6,000 square feet of Useable Area located on the first basement level of the Building, to be further identified by supplement to this Lease, pursuant to Section 2(b) of Exhibit C hereto.

         The following Exhibits are attached to this Lease, are incorporated into this Lease by this reference, and are to be construed as a part of this
Lease:

                  Exhibit A Legal Description
                  Exhibit B Plan of Leased Premises
                  Exhibit C Additional Provisions

         ARTICLE 2. DEFINITIONS. For the purpose of this Lease:

                  (a) "Annual Gross Rent" means the aggregate of the Annual Base Rent, Tenant's Proportionate Share of Estimated Operating Cost and all other sums of money as shall become due and payable by Tenant to Landlord under this Lease.

                  (b) "Building" means the structure located at and situated on the premises legally described on Exhibit A, including any area servicing the same such as lobby areas, access areas, or other public areas, whether now or hereinafter constructed.

                  (c) "Project" means the Building and the premises legally described on Exhibit A.

                  (d) "Operating Cost" (sometimes herein referred to as "Actual Operating Cost") means and includes all expenses and costs (excluding, however, depreciation and payments of principal or interest on any mortgage or other encumbrance) which Landlord or Landlord's manager shall pay or become obligated to pay or incur because of or in connection with the ownership, maintenance, management and operation of the Project, including but not limited to (i) all taxes and installments of special assessments (and interest thereon), general and special, ordinary and extraordinary, assessed, levied, charged or imposed upon or against the Project and any and all taxes, excises, fees, charges, levies or assessments which may be assessed, levied, charged or imposed against or on the Project in lieu thereof or in addition thereto (herein sometimes called the "Tax Cost"); (ii) wages, salaries and related expenses of all employees engaged in the operation and maintenance and security of the Project, and the costs of a management office in the Building, incurred by Landlord (provided that if employees and management officers are shared between the Project and the project known as Broadway Place I Office Building, operating costs for such shared services shall be allocated among tenants in both buildings); (iii) the cost of all supplies and materials used in the operation and maintenance of the Project; (iv) the cost of all utilities, including, without limitation, water, electricity and gas and the cost of heating, lighting, air conditioning and ventilating the Project; (v) management costs (whether charged by Landlord and/or pursuant to third-



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         party management contract) not in excess of 6.5% per year of base rents collected from the Project, projected to 100% occupancy, and the cost of maintenance and service agreements for the Project and the equipment therein, including, without limitation, alarm service, window cleaning and elevator and escalator maintenance; (vi) accounting costs, including the costs of audits by certified public accountants; (vii) the cost of all insurance, including but not limited to, fire, casualty, liability and rental abatement insurance applicable to the Project and Landlord's personal property used in connection therewith;
         (viii) the cost of all repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties), including but not limited to the cost of janitorial services; (ix) any and all maintenance costs related to Common Areas of the Project, which shall include, but which shall not be limited to, lobbies, atriums, galleries, plazas, hallways, corridors, arcades, elevators, storage areas, restrooms, drinking fountains, landscaping and service areas, lawns, sidewalks, walkways, parking areas, or other areas of the Project from time to time designated by Landlord for common use or benefit within the property limits described in Exhibit A, whether or not open to the general public; (x) the cost of any equipment leased or rented in connection with the management or operation of the Project; and (xi) the cost, including reasonable interest charges thereon, of capital expenditures made for repairs, replacements or improvements to the Project or purchase of equipment which will be amortized over the expected life thereof that are required by any governmental authority or insurance carrier or that will improve the operating efficiency of the Project or reduce the cost of operating or maintaining the Project. The annual assessment of Operating Costs shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with appropriate accruals).

                  (e) "Estimated Operating Cost" means, for any particular calendar year, the estimate by Landlord of the Operating Cost for the Project for such calendar year, computed prior to commencement of such calendar year.

                  (f) "Operating Cost Adjustment" means the difference between the "Estimated Operating Cost" and the "Actual Operating Cost" computed according to the provisions of Article 6 herein.

                  (g) "Useable Area of the Leased Premises" means (i) for that portion, if any, of the Leased Premises constituting an entire floor of the Building or an entire wing of a floor for which no common corridor is necessary, the area of the entire floor or wing measured to the inside surface of the exterior glass excluding only public stairs, elevator shafts, flues, stacks, pipe shafts, vertical ducts, restrooms and Building utility rooms, with no deductions being made for columns or projections necessary to the Building; or (ii) for that portion, if any, of the Leased Premises constituting less than an entire floor of the Building, and for which a common corridor is necessary, the area within the demising walls measured from the inside surface of the exterior glass to the center line of all demising partitions and to the outside surface of corridor partitions with no deductions being made for columns or projections necessary to the Building.



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                  (h) "Rentable Area of the Leased Premises" means (i) for that portion, if any, of the Leased Premises constituting an entire floor of the Building or an entire wing of a floor for which no common corridor is necessary, the Useable Area of the Leased Premises times a factor, not to exceed 1.075, to be determined by Landlord based upon actual measurements of the Building and of such floor or wing, in accordance with the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI 265.1-1980 ("BOMA Standards"); or (ii) for that portion, if any, of the Leased Premises constituting less than an entire floor of the Building, and for which a common corridor is necessary, the Useable Area of the Leased Premises times a factor, to be determined by Landlord based upon actual measurements of the Building, in accordance with BOMA Standards.

                  (i) "Rentable Area of the Building" means and shall be the rentable area of the Building (exclusive of all basement space), to be determined by Landlord upon the basis of actual measurements of the Building, in accordance with BOMA Standards.

                  (j) "Tenant" means Tenant, and Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required, to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each instance fully expressed.

                  (k) "Tenant Improvements" means all alterations, improvements and additions to the Leased Premises performed by Landlord or its agents for Tenant, excluding alterations, improvements and additions to the Leased Premises performed by Tenant and moveable equipment and furniture.

                  (l) "Tenant's Proportionate Share", identified in Article 1 herein, means the ratio which the Rentable Area of the Leased Premises (excluding all basement space) bears to the greater of (i) the Rentable Area of the Building actually leased or (ii) 95% of the Rentable Area of the Building.

         ARTICLE 3. GRANT OF LEASE. Landlord does hereby lease the Leased Premises to Tenant and Tenant does hereby lease and accept the Leased Premises from Landlord to have and to hold during the Term, subject to the terms and conditions of this Lease.

         ARTICLE 4. RENT PAYMENT. One-twelfth (1/12) of the Annual Gross Rent shall be paid, in lawful money of the United States, to Landlord at the address of Landlord, or such other place or places or to such other party or parties as Landlord from time to time shall designate, on or before the first day of each calendar month during the initial term and any extensions or renewals thereof without demand and without any reduction, abatement, counterclaim or setoff. If the term of this Lease, as heretofore established, commences on other than the first day of a month or terminates on other than the last day of a month, then the monthly installments of Annual Gross Rent provided for herein for such month or months shall be prorated and the installments so prorated shall be paid in advance.

         ARTICLE 5. SERVICE CHARGE. All rent and other sums payable hereunder by Tenant which are not paid within seven (7) days after they become due shall bear interest from


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the date due to the date paid at an annual rate of interest equal to the lesser of (a) two percent above the rate from time to time announced by the First National Bank of Minneapolis as its "prime rate" or (b) the highest rate permitted by law. In the event of any change in said "prime rate", the annual rate of interest payable on any such unpaid rent or other sums shall be adjusted on the effective day of the corresponding change in said "prime rate".

         ARTICLE 6. OPERATING COST ADJUSTMENT.

                  (a) In the event that the Actual Operating Cost for any calendar year during the Term of this Lease exceeds the Estimated Operating Cost for such calendar year, Tenant shall pay to Landlord, as additional rent for such year, a sum equal to Tenant's Proportionate Share of the difference between the Actual Operating Cost for that year and the Estimated Operating Cost for that year. In the event that the Estimated Operating Cost for any calendar year during the Term of this Lease exceeds the Actual Operating Cost for such calendar year, Landlord shall refund to Tenant a sum equal to Tenant's Proportionate Share of the difference between the Estimated Operating Cost for that year and the Actual Operating Cost for that year.

                  (b) Landlord, within ninety (90) days after the end of any calendar year, shall give written notice to Tenant of any Operating Cost Adjustment which notice shall contain or be accompanied by a statement of the Actual Operating Cost during such calendar year, and a computation of the Operating Cost Adjustment. Tenant shall pay to Landlord any additional rent due under the provisions of this Article 6 and Landlord shall refund to Tenant any amount due Tenant under the provisions of this Article 6 within thirty (30) days after receipt of such notice. The amounts of all refunds payable hereunder by Landlord to Tenant which are not paid within said period of thirty (30) days shall bear interest at the rate specified in Article 5 above. Landlord's failure to so notify Tenant within a reasonable period of time after the closing of any calendar year for which additional rent is due under the provisions of this Article 6 shall not release Tenant from paying nor diminish Tenant's obligation to pay such additional rent.

                  (c) Tenant may examine the books of Landlord relating to the Project, provided that such examination is requested within sixty (60) days after the receipt of the notice of the Operating Cost Adjustment. The period of examination shall not extend the due date of any payment; provided, however, that Tenant shall have the right to contest in good faith Landlord's determination of the Operating Cost Adjustment within said period of sixty (60) days, and Tenant shall not be deemed to have waived the right to contest the same in good faith by making such payment.

                  (d) If this Lease commences or terminates at any time other than the first day of the calendar year, the operating Cost Adjustment referred to herein will be prorated, based on the calendar days during such calendar year for which Tenant is obligated to pay rent with respect to the Leased Premises.

                  (e) Notwithstanding any other provision herein to the contrary, it is agreed that Landlord shall, in its reasonable discretion, determine from time to time, the method of computing the Operating Cost and the Tax Cost, the allocation of the Operating Cost


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         and the Tax Cost to various types of space within the Building, and
         Tenant shall be bound thereby; that in the event the Building is not fully occupied during any partial or full calendar year, an adjustment shall be made in computing the Actual Operating Cost for such calendar year so that the Actual Operating Cost for such calendar year shall be computed as though the Building had been fully occupied during such calendar year; that the Tax Cost included in the Operating Cost for any calendar year shall be the Tax Cost payable in such calendar year; and that in the event the Tax Cost payable in 1987 or in any subsequent year does not reflect a building that is fully completed and fully occupied, an adjustment shall be made in computing the Tax Cost so that the Tax Cost shall reflect what the Tax Cost would have been had the Building been fully complete and fully occupied.

         ARTICLE 7. ADDITIONAL OCCUPANCY TAXES. Tenant shall pay, as additional rent to Landlord, the amount of any taxes (but excluding therefrom any income tax) excise, charges, levies, fees or assessments paid, or which will be payable, by Landlord by reason of the receipt of monthly installments of Annual Gross Rent, or by reason of renting any part of the Building to Tenant or Tenant's occupancy of any part thereof.

         ARTICLE 8. ACCEPTANCE OF PREMISES. Taking of possession of the Leased Premises by Tenant shall be conclusive evidence that the Leased Premises were, on that date, in good, clean and tenantable condition as represented by Landlord; provided, however, that Tenant shall have ten (10) days following receipt of a certificate of substantial completion for the Leased Premises issued by Landlord or Landlord's architect within which to deliver to Landlord a list of specific items that Tenant deems it necessary for Landlord to complete or correct in order for the Leased Premises to be acceptable. Tenant acknowledges that no representations as to the repair of the Leased Premises or promises to alter, remodel or improve the Leased Premises, have been made by Landlord, except as may be provided in a written agreement between Tenant and Landlord.

         ARTICLE 9. TIME OF POSSESSION AND OCCUPANCY OF PREMISES. The commencement date (sometimes hereinafter referred to as the "Commencement Date") of the Term shall be July 1, 1988. In the event, however, that Landlord is unable to deliver possession of the Leased Premises to Tenant by July 1, 1988 for any reason, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, this Lease shall remain in full force and effect, the Term of this Lease shall be for the same term of months as set forth in the Basic Lease Provisions plus an additional number of days so that the Term of this Lease ends on the last day of the last calendar month of the Term of the Lease and the Commencement Date of the Term of this Lease shall instead be the earlier of (a) the date when Landlord delivers possession of the Leased Premises to Tenant accompanied by a certificate of substantial completion for the Leased Premises issued by Landlord or Landlord's architect; or (b) the date on which Tenant occupies the Leased Premises. In such event, Landlord and Tenant, at the request of either party, shall each execute and deliver to the other an amendment to this Lease specifying the commencement and expiration dates of the Term of this Lease.

         Notwithstanding the foregoing, if this Lease has not been terminated pursuant to paragraph 36(g) below, and if Landlord is unable to deliver possession of the Leased Premises to


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Tenant on or before September 1, 1988, subject to extension if Landlord is delayed at any time by any act of Tenant or by changes in the work or by labor disputes, fire, casualty or any other causes beyond Landlord's control, such extension to be an amount of time equal to the period of such delay, and if the Leased Premises are not in such condition on September 1, 1988, in the reasonable opinion of Tenant, as to be deliverable to Tenant on or before November 30, 1988, Tenant shall have the right to terminate this Lease by written notice to Landlord, in which event Landlord shall reimburse Tenant for out-of-pocket expenses actually incurred by Tenant in connection with space planning, up to a maximum of $10,000.00, and neither party shall have any further obligation or liability hereunder.

         ARTICLE 10. ALTERATIONS, ADDITIONS, IMPROVEMENTS BY TENANT. Tenant agrees not to permit the Leased Premises to be used for any purpose other than stated in the Basic Lease Provisions, or to make or allow to be made any alterations, additions or improvements in or about the Leased Premises without first obtaining the written consent of Landlord. Any and all such alterations, additions or improvements, when made to the Leased Premises, shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however, this clause shall not apply to movable equipment or furniture owned by Tenant.

         ARTICLE 11. REPAIRS BY TENANT. In the event that Tenant or Tenant's agents, employees, invitees or visitors shall cause any damage or injury to the Project, including but not limited to the Leased Premises, then Landlord may make the necessary repairs or replacements at any time in the event of an emergency, and, in the absence of an emergency, if Tenant has failed to make such repairs within fifteen (15) days following written notice by Landlord to Tenant specifying the repairs to be made, and Tenant shall repay all costs thereof to Landlord on demand.

         ARTICLE 12. MECHANICS' LIENS. Tenant will not permit any mechanics', laborers' or materialmen's liens to stand against the Leased Premises or the Project for any labor or material furnished to or on account of Tenant or claimed to have been so furnished in connection with any work performed or claimed to have been performed in, on or about the Leased Premises.

         ARTICLE 13. SURRENDER OF PREMISES. Upon the expiration or termination of the Term of this Lease, Tenant shall, at its expense (i) remove Tenant's goods and effects and those of all persons claiming under Tenant, (ii) quit and deliver up the Leased Premises to Landlord peaceably and quietly in as good order and condition as the same were in on the date the Term of this Lease commenced or were thereafter placed by Landlord, reasonable wear and tear excepted, and (iii) at Landlord's request, restore the Leased Premises to general office standards in existence at the date of execution of this Lease for general application throughout the Building. Any property left in the Leased Premises after expiration or termination of the Term of this Lease may be disposed of by Landlord as Landlord deems expedient.

         ARTICLE 14. COMPLIANCE WITH ORDINANCES, RULES AND REGULATION. Tenant agrees not to occupy or use, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose which is unlawful, disreputable, or deemed to be hazardous, or permit anything to be done which would in any way increase the rate of casualty insurance coverage on the Building or its contents.

         Tenant agrees to comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal, or promulgated by other agencies or bodies having any jurisdiction thereof) relating to the use and occupancy of the Leased Premises. Tenant will comply with the rules of Landlord adopted by Landlord from time to time for the safety, care and cleanliness of the Leased Premises and the Building and for the preservation of good order therein, all of which will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant.

         Landlord warrants and represents that (i) the construction of the leasehold improvements for which Landlord is responsible hereunder, and of the structure of which they are a part, will not violate any applicable laws, ordinances, orders, rules or regulations of any state, federal, municipal, or other governmental entity having jurisdiction over the Leased Premises in a manner which materially affects Tenant's occupancy of the Leased Premises; or that (ii) if such a violation occurs, Landlord shall take such actions as may be necessary to achieve compliance within a reasonable period of time following notice of such violation.

         ARTICLE 15. LANDLORD'S RIGHT OF ENTRY. Tenant agrees to permit Landlord, or its agents or representatives, to enter into and upon any part of the Leased Premises at all reasonable hours to inspect the same, clean, make repairs, alterations or additions thereto or exhibit the Leased Premises to prospective tenants, purchasers or others, or for other reasonable purposes as Landlord may deem necessary or desirable, and Tenant shall not be entitled to any abatement or reduction of Base Rent, Operating Cost Adjustment, Tenant's Proportionate Share of Estimated Operating Cost or any other sums due under this Lease by reason thereof. Landlord has the right to enter upon the Leased Premises at any time in case of emergency.

         ARTICLE 16. NUISANCE. Tenant agrees to conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building. Tenant agrees that no overshoes, rubbers or mats or objects of any sort will be placed in the elevator lobbies, corridors or other public areas.

         ARTICLE 17. ASSIGNMENT OR SUBLEASE BY TENANT.

                  (a) Tenant shall not assign or in any manner transfer this Lease or any interest therein nor sublet the Leased Premises or any part or parts thereof, nor permit occupancy by anyone without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In the event Tenant is a corporation or partnership, transfer of effective control of Tenant shall constitute an assignment under this Article 17. It shall not be deemed unreasonable for Landlord to withhold consent required by this Article 17 if Landlord determines that any of the following conditions are not satisfied:

                           (i) The occupancy of the proposed assignee or subtenant ("Assignee") will be consistent with the character of the Building, and Assignee's use of the Leased Premises will be a use permitted under this Lease;


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

                           (ii) Assignee is deemed creditworthy by Landlord, and evidences the ability to perform under the terms of the Lease;

                           (iii) Assignee shall assume in writing the performance of the covenants and obligations of Tenant hereunder;

                           (iv) Tenant shall promptly pay to Landlord as additional rent hereunder any rent or other payments pursuant to any sublease which exceed the amounts payable to Landlord hereunder, and any other consideration paid or to be paid by reason of any assignment of this Lease or any interest herein;

                           (v) Such assignment or subletting is approved by any mortgagee of the Project which reserves such right unto mortgagee; and

                           (vi) Such additional conditions as may reasonably be established by Landlord.

         In the event Tenant should desire to assign this Lease or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such desire at least ninety (90) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects to terminate this Lease as to the space so affected as of the date so specified by Tenant in which event Tenant will be relieved of all further obligations hereunder as to such space. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected not to terminate this Lease and Tenant shall not assign this Lease or sublet the Leased Premises or any part thereof without the prior consent of Landlord. Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Leased Premises shall not operate as a waiver of Landlord's rights under this Article. No assignment or subletting shall release Tenant of any of its obligations under this Lease or be construed or taken as a waiver of any of Landlord's rights hereunder. The acceptance of rent from someone other than Tenant shall not be deemed to be a waiver of any of the provisions of this Lease or consent to any assignment or subletting of the Leased Premises. Landlord shall have the right to terminate this Lease in the event of Tenant's failure to comply with the terms of this Article.

                  (b) Neither this Lease nor any interest therein shall pass to any trustee or receiver in bankruptcy, or any assignee for the benefit of creditors, or by operation of law. This Lease shall terminate automatically upon the happening of any one of the events in this subparagraph (b).

         ARTICLE 18. SUBORDINATION TO MORTGAGE. Tenant covenants and agrees that this Lease is subject and subordinate to any first mortgage or deed of trust which may now or hereafter encumber the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be requested by any mortgagee; provided, however, that Tenant's obligation to subordinate its leasehold interest hereunder to the lien of any, such first mortgage or deed of trust shall be subject to the mortgagee or trustee thereunder agreeing that in the event of foreclosure or assignment or deed in lieu of foreclosure thereof, said mortgagee or trustee shall continue the rights of Tenant pursuant to this Lease and shall not terminate or disturb Tenant's rights hereunder except in accordance with the provisions hereof. In confirmation of such subordination, however, Tenant shall at Landlord's request execute promptly any appropriate certificate instrument or other document that Landlord may request. In the event of the enforcement by the trustee, mortgagee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, upon request of any person or parties succeeding to the interest of Landlord as a result of such enforcement, automatically become Tenant of such successor interest without change in the terms of other provisions of this Lease. Tenant shall execute and deliver any instrument or instruments confirming the attornment herein provided for. Mortgagee will not be held liable for Landlord's obligations prior to taking title.

         ARTICLE 19. ESTOPPEL CERTIFICATE. At Landlord's request, Tenant will execute and deliver either an estoppel certificate addressed to the mortgagee, assignee, or transferee of Landlord or any other agreement certifying as to information required by such Mortgagee, assignee or transferee and agreeing to such notice provisions and other matters as any mortgagee may reasonably require in connection with Landlord's financing. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such estoppel certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to any such mortgagee, assignee or transferee, and that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance under this Lease and that no more than one month's rental has been paid in advance. In addition, in the event Tenant shall refuse to execute and deliver any such certificate or agreement, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute and deliver any such certificate or agreement for and on behalf of Tenant and any such mortgagee, assignee or transferee of Landlord shall be entitled to rely upon any such certificate or agreement.

         ARTICLE 20. SIGNS AND GRAPHICS. Except with the prior written consent of Landlord, Tenant shall permit no lettering, sign, advertisement, notice or object and permit no such display on the windows or doors or on the outside of the perimeter walls of the Leased Premises or so as to be visible through the windows, glass walls or exterior doors of the Leased Premises; provided, however, that Landlord's consent shall not be required with respect to signs and graphics located in the elevator lobby or reception area of any floor of the Building which Tenant leases in full. Any sign or lettering not approved by the Landlord may be removed by it and the cost of such removal and the restoration of the Leased Premises resulting therefrom shall be paid forthwith by Tenant. Tenant shall be permitted such signs and graphics as set forth in Section 11 of Exhibit C hereto.

         ARTICLE 21. ACCEPTANCE OF GOODS. Tenant hereby releases Landlord from any and all liabilities resulting from or related to the acceptance by Landlord of goods addressed to Tenant and delivered to the Building. Tenant authorizes Landlord to accept and sign for such shipments as a convenience and a measure of traffic control.

         ARTICLE 22. TENANT INSURANCE. Tenant agrees to procure and maintain a policy or policies of liability insurance, at its own cost and expense, insuring Landlord and Tenant from all claims, demands or actions for injury or death or property damage in or about the Leased Premises in amounts which are from time to time reasonably required by Landlord, but not less than One Million Dollars ($1,000,000) for injury or death sustained by one or more persons as a result of any one occurrence and Five Hundred Thousand Dollars ($500,000) for damage to property as a result of any one occurrence. Said insurance shall be in a form and with an insurer reasonably acceptable to Landlord, shall not be subject to cancellation except after at least twenty (20) days' prior written notice to Landlord, and the policy or policies, or duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of premium thereon, shall be deposited with Landlord at the commencement of the term and upon any renewal of said insurance not less than thirty (30) days prior to the expiration of the term of such coverage. Tenant shall also provide its own fire and extended coverage insurance covering all Tenant's personal property and removable trade fixtures.

         ARTICLE 23. LANDLORD'S COVENANTS. Landlord covenants and agrees as follows:

                  (a) To cause public utilities to furnish any electricity and water utilized in operating any and all of the facilities serving the Leased Premises.

                  (b) To furnish Tenant during Tenant's occupancy of the Leased
         Premises:

                  (i) Hot and cold water in the Leased Premises as well as at those points of supply provided for general use of other tenants in the Building, central heat and air conditioning in season, at such times as Landlord normally furnishes these services to other tenants in the Building and at such temperatures and in such amounts as are for the Building on weekdays and Saturdays, exclusive of holidays (normal business hours to mean 7:00 a.m. to 6:00 p.m. on weekdays, and 8:00 a.m. to 12:00 noon on Saturdays, exclusive of holidays).

                  (ii) Routine maintenance for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard.

                  (iii) Passenger elevator service in common with others at all times and elevator service for freight purposes as scheduled by Landlord.

                  (iv) Standard janitorial service Monday through Friday, exclusive of holidays.

                  (v) Electrical facilities to provide sufficient power for typewriters and other office machines of similar low electrical consumption, or for electronic data processing equipment which does not consume in excess of 6.5 watts per square foot of the Leased Premises or require a voltage other than one hundred twenty
                           (120) volts single phase; and provided that if the installation of said electrical equipment requires additional air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation and operating costs will be the obligation of Tenant.

                  (vi) Initial lamps, bulbs, starters and ballasts used in the Leased Premises. Tenant agrees to reimburse Landlord for the cost and expense (including labor) of maintaining and replacing such lamps, bulbs, starters and ballasts and such cost and expense shall not be part of the Operating Cost.

                  (vii) Security for the Building, as determined by Landlord, including weekends, holidays and after normal working hours during the week; provided, however, Landlord shall not be liable to Tenant for injury to its agents, employees, customers or invitees, or for losses due to theft or burglary, or for damages done by unauthorized persons in the Building.

                  (viii) In the event Tenant desires any of the aforementioned services in amounts in excess of those herein provided, and in the event Landlord elects to provide such additional quantities, Tenant shall pay to Landlord as additional rent hereunder the cost of providing such additional services.

         Failure by Landlord to any extent to furnish any defined services, or any cessation thereof, resulting from causes beyond the control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Under no circumstances shall Landlord be liable for consequential damages arising from any failure to furnish any defined service or any cessation thereof. Should any of the equipment or machinery utilized in supplying the services listed herein break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or damages, on account of any interruption in service occasioned thereby or resulting therefrom.

                  (c) To furnish Tenant with twenty-five (25) keys for the corridor door entering the Leased Premises, and additional keys at a charge of $2.00 each by Landlord on an order signed by Tenant. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Leased Premises without Landlord's written permission, and Tenant shall not make, or permit to be made, any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises, and give to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises.

                  (d) That Tenant shall, and may peacefully have, hold and enjoy the Leased Premises, subject to the other terms hereof, provided that Tenant pays the rent herein recited and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors or assigns only with respect to breaches occurring during its and their respective ownerships of the Landlord's interest hereunder.

                  (e) Landlord shall not be chargeable with, liable for, or responsible to Tenant for anything or in any amount for any failure to perform or delay caused by fire, earthquake, explosion, flood, hurricane, the elements, acts of God or the public enemy, action, restrictions, limitations, or interference of governmental authorities or agents, war, invasion, insurrection, rebellion, riots, strikes or blockouts or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of Landlord and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease.

         ARTICLE 24. ASSIGNMENT BY LANDLORD; LANDLORD'S LIABILITY. Landlord shall have the right to sell, convey, transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Project and the property referred to herein. Tenant agrees to attorn to such transferee. In the event of any such transfer or conveyance by Landlord of its interest, Landlord shall be automatically relieved of all liability and obligations accruing or to be performed from and after the date of the transfer or conveyance, and the successor Landlord shall only have liabilities and obligations accruing or to be performed from and after the date it succeeds to the Landlord's position.

         Tenant specifically agrees to look solely to Landlord's then equity interest in the Project at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor] shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant; provided, however, that nothing contained in this paragraph shall preclude Tenant from holding the Landlord personally liable for actions occurring prior to Landlord's transfer of the Project if Landlord thereafter transfers or conveys its interest in the Project.

         ARTICLE 25. CONDEMNATION. If the Leased Premises shall be taken or condemned for any public purpose, or purchased under threat of such taking, to such an extent as to render, in Landlord's reasonable judgment, the Leased Premises untenantable, this Lease shall, at the option of either party, forthwith cease and terminate. All proceeds from any taking or condemnation of the Leased Premises shall belong exclusively to and be paid to Landlord. Nothing herein shall give Landlord any interest in, or preclude Tenant from seeking and recovering on its own account from the condemning authority, any separate award or compensation attributable to Tenant's moving and relocation expenses.

         ARTICLE 26. DAMAGE TO BUILDING. If the Building is damaged or destroyed by fire or other casualty, Landlord shall have the right to terminate this Lease provided it gives written notice thereof to Tenant within forty (40) days after such damage or destruction. If a portion of the Leased Premises is damaged by fire or other casualty and this Lease is not thereby terminated, Landlord shall, at its expense, restore the Leased Premises to as near the condition which existed prior to such damage or destruction as reasonably possible, and rent shall abate during such time as the Leased Premises are untenantable, in the proportion that the untenantable portion of the Leased Premises bears to the entire Leased Premises. Landlord shall not be responsible to Tenant for damage to, or destruction of, Tenant's fixtures, furniture, furnishings, floor coverings, equipment, improvements or other changes made by Tenant in, on or about the Leased Premises regardless of the cause of damage or destruction except that Landlord on behalf of Tenant, and at Landlord's expense, shall promptly restore Tenant Improvements to as near the condition which existed on the Commencement of the Term of this Lease as reasonably possible. Landlord shall have the exclusive right to all insurance proceeds relating to said Tenant Improvements.

         ARTICLE 27. HOLDING OVER. In the event of holding over by Tenant after expiration or termination of this Lease without written consent of Landlord, Tenant shall pay as liquidated damages twice the Annual Gross Rent which Tenant was obligated to pay for the month immediately preceding the end of the term of this Lease plus additional rent for each month or any part thereof in any such holdover period. No holding over by Tenant after the term of this Lease shall operate to extend the lease terms. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Leased Premises covered hereby effective upon the termination of this Lease. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month.

         ARTICLE 28. ATTORNEY FEES AND COURT COSTS. In the event that Landlord places the enforcement of this Lease, or any part hereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Leased Premises in the hands of an attorney, or files suit upon the same, then Tenant shall pay Landlord's reasonable attorneys' fees and court costs if Landlord prevails in such action. If Tenant prevails in any action instituted by it or by Landlord in connection with this Lease, then Landlord shall pay Tenant's reasonable attorneys' fees and court costs.

         ARTICLE 29. DEFAULT BY TENANT. If default be made in the payment of any sum to be paid by Tenant under this Lease, and default shall continue for seven
(7) days, or default shall be made in the performance of any of the other covenants or conditions which Tenant is required to observe and to perform, and such default shall continue for twenty (20) days, or if the interest of Tenant under this Lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations, or if any petition shall be filed or other action taken to reorganize or modify Tenant's capital structure if Tenant be a corporation or other entity, or if Tenant be ;declared insolvent according to law, or if any assignment of Tenant's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Tenant or its property, or if Tenant shall vacate or abandon the Leased Premises during the term of this Lease or any renewals or extensions thereof, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided that no such levy, execution, legal process or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within sixty (60) days from the date of its creation, service or filing) and thereupon, at Landlord's option, Landlord may have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

                  (a) Landlord may terminate this Lease and forthwith repossess the Leased Premises and remove all persons or property therefrom, and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises, (ii) the unpaid Annual Gross Rent owed at the time of termination, plus interest thereon from due date at the maximum rate permitted by law, (iii) the balance of the Annual Gross Rent for the remainder of the Term of the Lease less the fair market rental value of the Leased Premises for said period and (iv) any other sum of money, late charges and damages owed by Tenant to Landlord; or

                  (b) Landlord may terminate Tenant's right of possession (with or without terminating the Lease) and may repossess the Leased Premises without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may, but shall be under no obligation to do so, relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to restore the Leased Premises to building standard, and (i) if Landlord shall fail or refuse to relet the Leased Premises, or (ii) if the same are relet and a sufficient sum shall not be realized from such reletting after paying the unpaid Annual Gross Rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the maximum rate permitted by applicable law, the cost of recovering possession, and all of the costs and expenses of decorations, repairs, changes, alterations and additions by Landlord and expense of such reletting and of the collection of the rent accruing therefrom, to satisfy the rent provided for in this Lease to be paid, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rent reserved in this Lease for such period or periods, if the Leased Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefrom from time to time, and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Article from time to time on one or more occasions without Landlord being obligated to wait until expiration of the term of this Lease; such reletting shall not be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

                  Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time thereafter.

                  If Tenant defaults in the observance or performance of any of Tenant's covenants, agreements or obligations hereunder, Landlord may, but without obligation, and without limiting any other remedies which it may have by reason of such default, cure the default, charge the costs thereof to Tenant, and Tenant shall pay the same as additional rent forthwith upon demand, together with interest thereon at the rate specified in Article 5 hereof.

         ARTICLE 30. INDEMNITY. Landlord and its representatives shall not be liable to Tenant or to Tenant's agents, servants, employees, customers or invitees for any damage to person or property caused by any act, omission or neglect of Tenant, and Tenant agrees to indemnify, defend and hold harmless Landlord from all claims for any such damage. Tenant shall not be liable to Landlord, or to Landlord's agents, servants, employees, customers or invitees, for any damage to person or property caused by the negligence or willful misconduct of Landlord.

         ARTICLE 31. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents (including partners, both general and limited), officers, directors, shareholders or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or said Building of which the Leased Premises are a part, or any improvements thereto, or any property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party. Each party shall cause each insurance policy obtained by it to provide that the insurance waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

         ARTICLE 32. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the extent permitted by law.

         ARTICLE 33. WAIVER OF COVENANTS. A failure of Landlord to insist in any one or more instances upon strict performance of any term, covenant or condition of this Lease or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rents with knowledge of a breach in any of the terms, covenants or conditions of this Lease to be kept and performed by Tenant shall not be deemed a waiver of such breach, and Landlord shall not be deemed to have waived any provision of this Lease until expressed in writing and signed by Landlord; nor shall the acceptance of any check by Landlord, regardless of the amount, be deemed to be an accord and satisfaction of the obligation allegedly paid thereby.

         ARTICLE 34. [Intentionally Deleted.]

         ARTICLE 35. NOTICES. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when delivered personally to a principal, officer or partner of such party, or when deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, and addressed to the party to be notified at the address for such party specified in this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days' notice to the notifying party. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Leased Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Leased Premises.

         ARTICLE 36. MISCELLANEOUS.

                  (a) This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

                  (b) Neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Leased Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Leased Premises which provides for rental or other payment based in whole or in part on the net income or profits derived by any person from the portion of the Leased Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales). Any such purported lease, sublease, license, concession or other agreement in violation of the terms of this paragraph shall be absolutely void and ineffective as a conveyance of any right or interest in the Leased Premises, or any part thereof.

                  (c) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law, and this Lease is declared to be a Minnesota contract, and all of the terms hereof shall be construed according to the laws of the State of Minnesota.

                  (d) The captions in this Lease are for convenience only and are not part of this Lease.

                  (e) This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  (f) The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Leased Premises and this document becomes effective and binding only upon the execution and delivery hereof by Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof. Further, if Landlord or any successors in interest shall be an individual, joint venture, tenancy in common, firm or partnership, general or limited, there shall be no personal liability on such individual or on the members of such joint venture, tenancy in common, firm or partnership or on such joint venture, tenancy in common, firm or partnership, in respect to any of the covenants or conditions of this Lease, and in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed, honored or performed by Landlord, Tenant shall look solely to the estate and property of Landlord in the Project for the collection of any judgment (or any other judicial procedures requiring the payment of money by Landlord) and no other property or assets of Landlord shall be subject to levy, execution or other procedures for satisfaction of Tenant's remedies.

                  (g) Landlord fully intends to proceed with plans to construct the Building, and shall use its best efforts to obtain financing therefor and to construct the Building; provided, however, that if Landlord is unable to construct the Building as planned, this Lease shall terminate upon notice by Landlord, and neither party shall have any further responsibilities or any liability to the other hereunder; and, provided further, that if Landlord has not obtained a commitment for financing for the Project on or before April 1, 1987, Landlord and Tenant shall each have the right to terminate this Lease by written notice to the other, and upon such termination neither party shall have any further responsibilities or any liability to the other hereunder.

         IN TESTIMONY, Landlord and Tenant, respectively, have duly signed and sealed these presents the day and year first above written.



LAWSON ASSOCIATES, INC.                      THE CHUTE COMPANY


By  /s/ Richard S. Greig                      By  /s/ Zach H. Chute
    ------------------------------                ------------------------------
Its VP/Controller                             Its President
    ------------------------------                ------------------------------
                            TENANT                                      LANDLORD


ADDRESS:                                      ADDRESS:

2021 East Hennepin Avenue                     3433 Broadway Street N.E.
Minneapolis, Minnesota  55413                 Suite 401
                                              Minneapolis, Minnesota  55413